                                                                    EXHIBIT 99.3

                            LINCOLN ELECTRIC REPORTS
                      2003 THIRD-QUARTER FINANCIAL RESULTS

|X|      NET SALES FOR THIRD QUARTER OF $256.9 MILLION
|X|      NET INCOME OF $14.1 MILLION
|X|      DILUTED EPS OF 34 CENTS

         CLEVELAND, Ohio, U.S.A., Oct. 17, 2003 -- Lincoln Electric Holdings, Inc. (Nasdaq: LECO) today reported 2003 third-quarter net income of $14.1 million, or 34 cents per diluted share, on net sales of $256.9 million. The results compare with 2002 third-quarter net income of $18.3 million, or 43 cents per diluted share, and net sales of $247.5 million.

         "We are very pleased with the results for the quarter," said Anthony A. Massaro, Chairman and Chief Executive Officer. "A very strong showing in September U.S. sales contributed to our best year-over-year sales comparison for the U.S. operations in over five years."

         Net sales in the third quarter from the Company's U.S. operations were $154.3 million, compared with $154.2 million in the year-ago quarter. Export sales were $15.2 million, compared with $15.6 million in last year's quarter.

         Mr. Massaro said, "Our international business was helped by strong activity with energy-related projects in Asia and the market region covering Russia, Africa and the Middle East."

         Third-quarter net sales from non-U.S. operations were $102.6 million, compared with $93.3 million in the same quarter last year. In local currencies, net sales from non-U.S. operations were essentially the same, compared with the year-ago period.

         Net income in the nine-month period was $40.5 million, or 97 cents per diluted share, compared with $10.9 million in the 2002 nine-month period, or 26 cents per diluted share. The 2003 net income includes rationalization charges of approximately $1.3 million, net of tax. Excluding the rationalization charges, net income was $41.8 million, or $1.00 per diluted share. Net income for the first nine months of 2002, before the cumulative effect of an accounting change, was $48.5 million, or $1.14 per diluted share. Excluding the cumulative effect of an accounting change and rationalization charges, net income was $55.5 million, or $1.30 per diluted share

         For the nine-month period, net sales were $771.1 million, compared with $755.5 million in the comparable period last year, an increase of approximately 2%.

                                     -more-




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        LINCOLN ELECTRIC REPORTS 2003 THIRD-QUARTER FINANCIAL RESULTS     -2-

         Net sales in the first nine months from the Company's U.S. operations were $456.9 million, compared with $468.4 million in the year-ago period. Export sales in the first nine months were $46.2 million, compared with $48.0 million in the same period last year. Non-U.S. net sales were $314.2 million, compared with $287.1 million in the year-ago period. In local currencies, non-U.S. net sales were essentially the same, compared with the year-ago period.

         Cash flow from operations in the 2003 nine-month period was $69.9 million, compared with $81.8 million in the comparable period last year. Cash flows from operations include pension contributions to U.S. benefit plans of $30 million and $20 million in the nine-month periods ending September 30, 2003 and 2002, respectively.

         The Company paid a quarterly cash dividend of 16 cents per diluted share on October 15, 2003 to shareholders of record as of September 30, 2003.

         Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment. Headquartered in Cleveland, Ohio, Lincoln has operations, manufacturing alliances and joint ventures in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company's Web site at www.lincolnelectric.com.

         The Company's expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company's operating results. The factors include, but are not limited to: the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; the strength of recovery in U.S. demand for the Company's products; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general.

LINCOLN ELECTRIC HOLDINGS, INC.
FINANCIAL HIGHLIGHTS
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                                                                Three Months to September 30,
CONSOLIDATED STATEMENT OF OPERATIONS                                      2003                    2002
                                                                        --------                ---------
Net Sales                                                                $ 256.9   100.0%       $  247.5   100.0%
Cost of Goods Sold                                                         186.9    72.8%          174.3    70.4%
                                                                         -------                --------
Gross Profit                                                                70.0    27.2%           73.2    29.6%
SG&A Expenses                                                               51.9    20.2%           48.2    19.5%
                                                                         -------                --------
Operating Income                                                            18.1     7.0%           25.0    10.1%
Interest Income                                                              0.6     0.2%            0.8     0.3%
Equity Earnings in Affiliates                                                0.9     0.4%            0.6     0.3%
Other Income                                                                 0.5     0.2%            0.6     0.2%
Interest Expense                                                            (2.1)   (0.8%)          (2.5)   (1.0%)

Income Before Income Taxes                                                  18.0     7.0%           24.5     9.9%
Income Taxes                                                                 3.9     1.5%            6.2     2.5%
                                                                         -------                --------
Net Income                                                                 $14.1     5.5%         $ 18.3     7.4%

Basic Earnings Per Share                                                   $0.34                   $0.43

Diluted Earnings Per Share                                                 $0.34                   $0.43

Weighted Average Shares (Basic)                                             41.4                    42.3
Weighted Average Shares (Diluted)                                           41.7                    42.8

LINCOLN ELECTRIC HOLDINGS, INC.
FINANCIAL HIGHLIGHTS
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                Nine Months to September 30,
CONSOLIDATED STATEMENT OF OPERATIONS                                        2003                    2002
                                                                          --------                 -------
Net Sales                                                                  $ 771.1  100.0%        $ 755.5   100.0%
Cost of Goods Sold                                                           563.6   73.1%          526.7    69.7%
                                                                           -------                 ------
Gross Profit                                                                 207.5   26.9%          228.8    30.3%
SG&A Expenses                                                                154.4   20.0%          151.8    20.1%
Rationalization Charges                                                        1.7    0.2%           10.5     1.4%
                                                                           -------                 ------
Operating Income                                                              51.4    6.7%           66.5     8.8%
Interest Income                                                                2.0    0.3%            2.1     0.3%
Equity Earnings in Affiliates                                                  2.5    0.3%            1.2     0.2%
Other Income                                                                   1.9    0.2%            0.9     0.1%
Interest Expense                                                              (6.2)  (0.8%)          (6.6)   (0.9%)
                                                                           -------                 ------
Income Before Income Taxes and Cumulative
   Effect of a Change in Accounting Principle                                 51.6    6.7%            64.1    8.5%
Income Taxes                                                                  11.1    1.4%            15.6    2.1%
                                                                           -------                 ------
Income Before Cumulative Effect of a
   Change in Accounting Principle                                             40.5    5.3%            48.5    6.4%
Cumulative Effect of a Change in
   Accounting Principle, net of tax                                            --     0.0%           (37.6)  (5.0%)
                                                                           -------                 ------
Net Income                                                                 $  40.5    5.3%         $  10.9    1.4%

Basic Earnings Per Share Before the Cumulative
   Effect of a Change in Accounting Principle                                $0.97                  $1.15
Cumulative Effect of a Change in Accounting Principle, net of tax                -                  (0.89)
                                                                           -------                 ------
Basic Earnings Per Share                                                     $0.97                  $0.26
Basic Earnings Per Share Before the Cumulative
   Effect of a Change in Accounting Principle                                $0.97                  $1.15
Rationalization Charges (A)                                                   0.03                   0.16
                                                                           -------                 ------
Basic Earnings Per Share without the Cumulative Effect of a
   Change in Accounting Principle and Rationalization Charges (A)            $1.00                  $1.31
Diluted Earnings Per Share Before the Cumulative
   Effect of a Change in Accounting Principle                                $0.97                  $1.14
Cumulative Effect of a Change in Accounting Principle, net of tax                -                  (0.88)
                                                                           -------                 ------
Diluted Earnings Per Share                                                   $0.97                 $ 0.26
Diluted Earnings Per Share Before the Cumulative
   Effect of a Change in Accounting Principle                                $0.97                  $1.14
Rationalization Charges (A)                                                   0.03                   0.16
                                                                           ---------               ------
Diluted Earnings Per Share without the Cumulative Effect of a
   Change in Accounting Principle and Rationalization Charges (A)            $1.00                  $1.30

Weighted Average Shares (Basic)                                               41.6                    42.3
Weighted Average Shares (Diluted)                                             41.8                    42.8

(A) Basic and diluted earnings per share without rationalization charges are presented as management believes this financial measure is important to investors to evaluate and compare the Company's financial performance from period to period. Management uses this information in assessing and evaluating the Company's underlying operating performance.

LINCOLN ELECTRIC HOLDINGS, INC.
FINANCIAL HIGHLIGHTS
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                         September 30,                 December 31,
SELECTED CONSOLIDATED BALANCE SHEET DATA                                     2003                          2002
                                                                         -------------                 ------------
Cash and Cash Equivalents                                                   $ 198.2                       $ 176.1
Total Current Assets                                                          566.4                         524.0
Net Property, Plant and Equipment                                             275.3                         271.9
Total Assets                                                                  939.5                         901.3

Total Current Liabilities                                                     200.8                         191.6
Short-Term Debt                                                                14.3                          14.4
Long-Term Debt                                                                172.6                         174.1
Total Shareholders' Equity                                                    456.0                         429.2

                                                                                 Nine Months to September 30,
SELECTED CONSOLIDATED CASH FLOW DATA                                          2003                          2002
                                                                         -------------                 ------------
Cash Flow from Operations                                                     $69.9                         $81.8
Capital Expenditures                                                           24.4                          18.6
Acquisitions                                                                      -                           8.0
Purchase of Common Shares for Treasury, net                                    14.0                           4.4
Increase in Cash and Cash Equivalents                                          22.1                         163.3
Depreciation and Amortization                                                  28.1                          27.6
Dividends Paid                                                                 20.1                          19.1

Cash Dividends Paid Per Share                                                 $0.48                         $0.45